EXHIBIT 23.2

INDEPENDENT ACCOUNTANTS’ CONSENT

We hereby consent to the incorporation by reference into the registration statement (No. 333-90130) of Triad Financial Corporation, and in the Prospectus Supplement of the Registrant, of our report dated July 30, 2002 on the balance sheet of Triad Automobile Receivables Trust 2002-A, as of June 30, 2002, which report is included in the Registrant's Current Report on Form 8-K dated August 2, 2002. We also consent to the reference to us under the heading “Experts” in the Prospectus Supplement.

/s/	PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Detroit, Michigan

August 2, 2002